Exhibit 99.1

For Immediate Release

Wednesday, March 11, 2020

Contact: Ryan Hornaday, Emmis

rhornaday@emmis.com

Emmis Announces Acquisition of Market-Leader Lencore Acoustics’ Sound Masking Business

Indianapolis…Emmis Communications Corporation (Nasdaq: EMMS) today announced the acquisition of the sound masking business of Lencore Acoustics Corporation, the world leader in high-quality sound masking solutions for offices and other commercial applications.

Based in Long Island (Woodbury), New York, Lencore has 33 employees who will become Emmis employees, including the sound masking business’ leadership team.  The offices will remain in Long Island New York.

“Today’s announcement is the product of a long process, looking for the right place to infuse the Emmis hallmarks of sales and marketing excellence,” said Jeff Smulyan, Chairman & CEO of Emmis. “Emmis’ experience in building best-in-class operations, coupled with its unique people-first culture is the perfect fit to complement the talented Lencore team, and will give them the resources and support necessary to grow the business .  We believe that the continued move toward open-concept offices makes effective sound masking solutions more and more important.  We’re excited about where this business can go.”

Sound masking technology introduces barely perceptible background sound into a space to make environments more comfortable, ensure speech privacy, and increase workplace productivity. Lencore dominates large enterprise professional and Fortune 500 markets. Lenore does business in nearly every U.S. state, and Europe (London).

“I couldn't be more pleased with today’s announcement,” said Lencore President Jonathan S. Leonard. “I have been involved in the sound masking industry for more than 30 years with a single professional quest to build the very best sound masking products with the very best people. I believe that Jeff Smulyan and the Emmis team will continue with this quest to build a robust business and take Lencore to places I have dreamed. This is an exciting time for the entire Lencore team and the sound masking industry."

The acquisition closed on Tuesday, March 10.

Emmis Communications Corporation (Nasdaq: EMMS) currently owns 4 FM and 2 AM radio stations in New York and Indianapolis, as well as Indianapolis Monthly magazine. Emmis also owns a controlling interest in Digonex, which provides dynamic pricing solutions across multiple industries, and Lencore, the world leader in high-quality sound masking solutions for offices and other commercial applications.

Note: Certain statements included in this press release which are not statements of historical fact, including but not limited to those identified with the words expect, will or look are intended to be, and are, by this Note, identified as forward-looking statements, as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement.

Such factors include, among others:

•	general economic and business conditions;
•	fluctuations in the demand for advertising and demand for different types of advertising media;
•	our ability to service our outstanding debt;
•	competition from new or different media and technologies;
•	loss of key personnel;
•

increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;

•	our ability to attract and secure programming, on-air talent, writers and photographers;
•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
•	increases in the costs of programming, including on-air talent;
•	fluctuations in the market price of publicly traded or other securities;
•	new or changing regulations of the Federal Communications Commission or other governmental agencies;
•	enforcement of rules and regulations of governmental and other entities to which the Company is subject;
•	changes in radio audience measurement methodologies;
•	war, terrorist acts or political instability; and
•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.